Exhibit 5.1

[Letterhead of Fenwick & West LLP]

February 10, 2006

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, California 95134

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Cisco Systems, Inc., a California corporation (the “Company”), on or about February 10, 2006 with the United States Securities and Exchange Commission (the “Commission”) under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale, from time to time by the Company of one or more series of its debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), with an indeterminate aggregate principal amount of the Debt Securities as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The Debt Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering this opinion, we have examined the following:

(1)	Amended and Restated Articles of Incorporation of Cisco Systems, Inc., as filed with the California Secretary of State on November 15, 2000;

(2)	Amended and Restated Bylaws of the Company, as adopted on September 23, 2003;

(3)	the Registration Statement, together with the exhibits filed as a part thereof;

(4)	the Prospectus;

(5)	the resolutions of the Company’s Board of Directors (the “Board”) adopted at meetings on November 17, 2005 and January 31, 2006, approving the filing of the Registration Statement and other related matters;

(6)	the form of Indenture that was filed with the Registration Statement; and

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Debt Securities will have been properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the state of California, and (iii) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York.

In connection with our opinion expressed below, we have assumed that, if any Debt Securities are issued, they will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit, that, at the time of the offer, issuance and sale of any Debt Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities. We have also assumed that the terms of any Debt Security to be established subsequent to the date hereof, the issuance and delivery of such Debt Security and the compliance by the Company with the terms of such Debt Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Debt Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Debt Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(a)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

(b)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

(c)	the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.

Based upon the foregoing, we are of the opinion that when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company, (ii) an Indenture relating to such Debt Securities in the form filed with or incorporated by reference into the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of Debt Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you, or any other person or entity, of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, FENWICK & WEST LLP

By:	/s/ David K. Michaels

David K. Michaels, a Partner